CONSULTING AGREEMENT

          This Consulting Agreement (the "Agreement"), is made and entered into as of the 8th day of January, 2000, between Vizacom Inc., a Delaware corporation (the "Company"), Arel AMG, Inc., a Delaware corporation (the "Consultant") and Schlomo Lazar ("Mr. Lazar").

          In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          WHEREAS, Mr. Lazar, a principal of the Consultant, has demonstrated an ability to provide to the Company certain valuable strategic and other consulting services; and

          WHEREAS, the Company and the Consultant wish that the Consultant provide such services to the Company over a fixed term and for the Company to compensate the Consultant therefor;

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof and to Section 6 below, the term of this Agreement shall be comprised of a three (3) year period commencing as of the date hereof (the "Term").

          2. Duties of Consultant. During the term of this Agreement, the Consultant shall cause Mr. Lazar to provide, and Mr. Lazar shall provide, the Company with such consulting advice as the Company may reasonably request regarding strategic positioning, capital structure, financings, mergers and acquisitions, marketing, operational matters, and such other matters as the Company may determine. In performance of these duties, the Consultant and Mr. Lazar shall provide the Company with the benefits of their best judgment and efforts.

          3. No Limitation to Consultant's Outside Activities. The Company acknowledges that the Consultant and/or its affiliates and Mr. Lazar are in the business of providing services and consulting advise (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant or Mr. Lazar from conducting such business with respect to others, or in rendering such advise to others for so long as such advisory services do not in any way conflict with activities, business or best interests of the Company.

          4. Indemnification. Neither the Consultant or Mr. Lazar shall be subject to liability to the Company or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or connected with the rendering or providing advice hereunder other than for its gross negligence or wilful misconduct. The Company agrees to defend, indemnify and hold harmless the Consultant and Mr. Lazar from and against any and all costs, expenses and liability (including attorney's fees paid in the defense of the Consultant and/or Mr. Lazar) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement other than any such liabilities resulting from the Consultant's and/or Mr. Lazar's gross negligence or wilful misconduct.

          5. Expenses. The Company shall reimburse the Consultant and Mr. Lazar, for any and all reasonable out-of-pocket expenses incurred by such party, including hotel, food and associated expenses, all charges for travel and other expenses spent directly on the Company's behalf; provided, that the Company's prior written consent shall be required for expenses in excess of $500.00.

          6. Consideration. In consideration for the services to be rendered to the Company by the Consultant, the Company hereby agrees to grant the Consultant as a consulting fee, the following warrants to purchase up to an aggregate of 650,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for a three-year period, each at an exercise price of $3.00 per share:

               (a) A warrant to purchase 100,000 shares of Common Stock immediately exercisable as of the date hereof (the "Initial Warrant");

               (b) A warrant to purchase 70,000 shares of Common Stock which is exercisable upon the closing of an acquisition by the Company or an affiliate thereof, of a target company based in Europe that was introduced to the Company by Mr. Lazar (the "First Acquisition Warrant");

               (c) A warrant to purchase 90,000 shares of which are exercisable upon the closing of an additional acquisition by the Company or an affiliate thereof, of a target company based in Europe that was introduced to the Company by Mr. Lazar (the "Second Acquisition Warrant");

               (d) A warrant to purchase 40,000 shares of which are exercisable upon the closing of a further additional acquisition by the Company or an affiliate thereof, of a target company based in Europe that was introduced to the Company by Mr. Lazar (the "Third Acquisition Warrant");

               (e) A warrant to purchase 50,000 shares of Common Stock exercisable upon the closing of a private placement by the Company of its Common Stock whereby the Company raises at least $1 million from investors introduced to the Company by Mr. Lazar (the "1M Private Placement Warrant");

               (f) A warrant to purchase 150,000 shares of Common Stock exercisable upon the closing of a private placement by the Company of its Common Stock whereby the Company

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

raises  at  least  $20   million   and at least a  majority  of such  capital is
raised by investors introduced to the Company by Mr. Lazar (the "Lazar Investors"), in proportion to the percentage of such funds are provided by the Lazar Investors (the "20 m Private Placement Warrant"); and

          (g) Subject to clause (h) below, a warrant to purchase 150,000 shares of the Common Stock , which is exercisable immediately (the "Escrow Warrant").

          (h) The Escrow Warrant granted by the Company to the Consultant hereunder shall be held in excrow by Kaufman & Moomjian, LLC, or any successor firm, pursuant to the escrow agreement, the form of which is attached hereto as Exhibit A, which shall provide that the Escrow Warrant shall be released from Escrow to Mr. Lazar upon the receipt by the escrow agent thereunder of written instructions from both the Company and either the Consultant or Mr. Lazar to release such warrants.

     7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

     8. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person, by nationally recognized overnight courier service, by facsimile transmission electronically confirmed during normal business hours, or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the consultant, to Arel AMG, Inc., to 531 Edward Avenue, Woodmere, New York 11598; if to the Company, to Vizacom Inc., Glenpointe Center East, 300 Frank W. Burr Boulevard, Box 18, 7th Floor, Teaneck, NJ 07666, Attn: Mark E. Leininger (Fax No. (201) 928-1003); with a copy to Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attn: Neil M. Kaufman, Esq. (Fax No.
(516) 222-5110); if to Mr. Lazar, to 531 Edward Avenue, Woodmere, New York 11598, (Fax No. ) or, in each case, to such other address as the parties may hereinafter designate by like notice.

     9. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement. This Agreement and the rights, duties, payments or obligations hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     10. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

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

     11. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     12. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

     13. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

     14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are hereby superseded.

     15. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

     16. Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws.

     17. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Consultant set forth herein shall survive execution of this Agreement.

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          IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  and delivered this agreement as of the date first above written.


                                   VIZACOM INC.


                                   By: /s/ Mark E. Leininger
                                       Mark E. Leininger
                                       President and Chief Executive Officer



                                      /s/ Schlomo Lazar
                                      Schlomo Lazar


                                             AREL AMG, INC.


                                   By: /s/ Schlomo Lazar
                                       Name: Schlomo Lazar
                                       Title: President

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